 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 1, 2015
Brixmor Property Group Inc.
Brixmor Operating Partnership LP
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36160	45-2433192
Delaware	333-201464-01	80-0831163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
420 Lexington Avenue
New York, New York 10170
(Address of Principal Executive Offices) (Zip Code)
(212) 869-3000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2015, the Board of Directors of Brixmor Property Group Inc. (the “Company”) appointed Thomas W. "Tad" Dickson, to the Company’s board of directors (the “Board”), to serve until the 2015 annual meeting of stockholders. Mr. Dickson takes the seat vacated by Nadeem Meghji, who resigned from the board of directors in January 2015 as a result of The Blackstone Group L.P.’s obligation to cede its majority position on the Board once it ceased to own a majority of the shares of common stock of the Company. Mr. Dickson has not yet been appointed to any committees of the Board.

Mr. Dickson most recently served as CEO of Harris Teeter, a leading regional supermarket chain in the southeastern and mid-Atlantic United States, from February 1997 until Harris Teeter’s sale to The Kroger Co. in January 2014, and as Chairman of its Board of Directors from March 2006 to January 2014. Prior to serving as CEO, he held various executive posts at Harris Teeter (formerly Ruddick Corporation) and its former subsidiary, the textile company American & Efird, Inc. He was Chairman of the Board of The Pantry, Inc. from April 2014 until its acquisition by a U.S. subsidiary of Alimentation Couche-Tard Inc. on March 16, 2015. He is 59 years old.

Mr. Dickson will receive compensation for Board service commensurate with the Company's other independent directors, including an annual cash retainer of $60,000, paid quarterly in arrears, and an annual award of 5,000 shares of restricted stock. In connection with his appointment as a director the Company will grant Mr. Dickson an award of 5,000 shares of restricted stock. The shares of restricted stock will vest on the first anniversary of the grant date.

In connection with Mr. Dickson’s appointment to the Board, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Mr. Dickson similar to the indemnification agreements entered into with all other members of the Board. The Indemnification Agreement provides for the indemnification by the Company for certain liabilities and expenses incurred as a result of actions brought, or threatened to be brought, against Mr. Dickson in connection with his status or service as a member of the Board and to advance his expenses incurred as a result of any proceeding for which he may be entitled to indemnification. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, which was filed as an exhibit to the Company’s Form S-11, filed with the Securities and Exchange Commission on August 23, 2013 (File No. 001- 190002).

There are no arrangements or understandings between Mr. Dickson and any person pursuant to which he was appointed as a director. There are no transactions in which Mr. Dickson had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: April 1, 2015	BRIXMOR PROPERTY GROUP INC.

	By:	/s/Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President,
General Counsel and Secretary

BRIXMOR OPERATING PARTNERSHIP LP

	By:	Brixmor OP GP LLC, its general partner

	By:	BPG Subsidiary Inc., its sole member

	By:	/s/Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President,
General Counsel and Secretary